SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 4, 2008
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     (b) Departure of Director
     On April 4, 2008, W.D. Minami, a member of the Board of Directors of Ashford Hospitality Trust, Inc. (the “Company”), informed the Company that, if re-elected at the 2008 annual meeting of stockholders, he will serve for only one more term as director. Mr. Minami does not intend to stand for re-election as a director at the Company’s 2009 annual meeting of stockholders, instead electing to retire effective as of the date of the 2009 annual meeting.
     (e) Compensatory Arrangements of Certain Officers
     On April 4, 2008, the Compensation Committee of the Board of Directors of the Company, upon the authority granted to the Compensation Committee by the Board of Directors, approved the adoption of the Amended and Restated Ashford Hospitality Trust Inc. Nonqualified Deferred Compensation Plan (the “Plan”) to clarify various provisions of the Ashford Hospitality Trust Inc. Nonqualified Deferred Compensation Plan, originally adopted on December 31, 2007.
     The foregoing summary is qualified in its entirety by reference to the Plan, attached hereto as Exhibit 10.1, which is incorporated herein by reference.
ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS
     (b) Exhibits

Exhibit	Description

10.1	Amended and Restated Ashford Hospitality Trust Inc. Nonqualified Deferred Compensation Plan

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 8, 2008

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ David A. Brooks
David A. Brooks
Chief Legal Officer